Exhibit 99.1

MEDIA CONTACT:
Susan Hook
RedEnvelope, Inc.
415-512-6193

INVESTOR CONTACT:
Jordan Goldstein
Financial Dynamics
415-439-4500

6:30 am Eastern Time

REDENVELOPE ANNOUNCES DATE FOR ANNUAL MEETING
AND DIRECTORS SLATE

SAN FRANCISCO, CA (July 15, 2005) — RedEnvelope, Inc. (Nasdaq: REDE) today announced that its Board of Directors accepted the recommendation of its nominating committee on a slate of directors to be presented for election at the Company’s Annual Meeting of Stockholders. The Board also adopted the committee’s recommendation to expand the number of seats on the board to nine seats from the current seven. Additionally, the Board of Directors determined that the Company’s Annual Meeting of Stockholders will be held in San Francisco on August 26, 2005.

The director nominees for election by the Company’s stockholders are Michael E. Dunn, Karen Edwards, Joseph Gandolfo, Greggory Hammann, Charles Heilbronn, Brett Hendrickson, Daniel R. Lyle, Alison L. May, and John Pound.

RedEnvelope, Inc. is an online retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com.

RedEnvelope and the RedEnvelope logo are registered trademarks of RedEnvelope, Inc.

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